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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Imperial Holly Corporation on Form S-3 of our report dated December 9, 1998, appearing in the Annual Report on Form 10-K of Imperial Holly Corporation for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
December 15, 1998